Exhibit 5.1

Plaza VII, Suite 3300

45 South Seventh Street

Minneapolis, MN  55402-1609

www.Oppenheimer.com

Main:	(612) 607-7000
Fax:	(612) 607-7100

April 20, 2007

The Toro Company

8111 Lyndale Avenue South

Bloomington, Minnesota 55420-1196

Re: The Toro Company — Registration Statement on Form S-3

Ladies and Gentlemen:

At your request, we have examined the Registration Statement on Form S-3 of The Toro Company, a Delaware corporation (the “Company”), to be filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Act”), for the purpose of registering an indeterminate amount of the Company’s debt securities (the “Debt Securities”).  The Debt Securities are to be sold from time to time as set forth in the Registration Statement, any amendment thereto, the Prospectus contained therein (the “Prospectus”) and the supplements to the Prospectus (the “Prospectus Supplements”).

The Debt Securities are to be issued pursuant to an Indenture dated April 20, 2007 (the “Indenture”) to be entered into between the Company and The Bank of New York Trust Company, N.A., as Trustee, which has been filed as an exhibit to the Registration Statement.  The Indenture may be supplemented by a supplemental indenture or other appropriate action of the Company.  The Debt Securities are to be issued in the form included in the Indenture or a supplemental indenture filed as an exhibit to the Registration Statement.

We are familiar with the corporate action taken and proposed to be taken by the Company in connection with the authorization, issuance and sale of the Debt Securities.  For the purpose of rendering this opinion, we have examined records, documents, instruments and certificates which we deemed relevant and necessary for the basis of our opinion hereinafter expressed.  We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to authentic original documents of all copies submitted to us as conformed and certified or reproduced copies and the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed.

We have also assumed that (i) the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective under the Act; (ii) a Prospectus Supplement will have been filed with the Commission describing the Debt Securities offered thereby; and (iii) all Debt Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable Prospectus Supplement.

Based on the foregoing and subject to the assumptions, qualifications and limitations contained herein, we are of the opinion that when the issuance of Debt Securities has been duly authorized by appropriate corporate action and the Debt Securities, in the form included in the Indenture or any supplemental indenture filed as an exhibit to the Registration Statement, have been duly completed, executed, authenticated and delivered in accordance with the Indenture, as supplemented by a supplemental indenture or other appropriate action of the Company, and sold and paid for as contemplated by the Registration Statement, and amendment thereto, the Prospectus and any Prospectus Supplement relating thereto, the Debt Securities will be legal, valid and binding obligations of the Company, entitled to the benefits of the Indenture.

Our opinion that any document is legal, valid and binding is qualified as to:

(a) limitations imposed by bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium or other laws relating to or affecting the rights of creditors generally;

(b) rights to indemnification and contribution which may be limited by applicable law or equitable principles; and

(c) general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief, and limitation of rights of acceleration regardless of whether such enforceability is considered in a proceeding in equity or at law.

This opinion is limited to the Delaware General Corporation Law, the federal laws of the United States of America and the internal laws of the State of New York, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws.  We express no opinion as to the applicable choice of law rules that may affect the interpretation or enforcement of the Debt Securities.  We further disclaim any opinion as to any statute, rule, regulation, ordinance, order or other promulgation of any regional or local governmental body or as to any related judicial or administrative opinion.  For purposes of our opinions herein, we have assumed, without independent investigation, that the internal laws of the State of New York are identical in all relevant respects to the laws of the State of Minnesota.

We hereby consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement and the use of our name wherever it appears in the Registration Statement, the Prospectus, the Prospectus Supplement, and in any amendment of supplement thereto.  In giving such consent, we do not believe that we are “experts” within the meaning of such term used in the Act or the rules and regulations of the Commission issued thereunder with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.  This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law.

Very truly yours,

OPPENHEIMER WOLFF & DONNELLY LLP